EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of WorldGate Communications, Inc. on Form S-1 of our report which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, dated March 23, 2006, with respect to our audit of the consolidated financial statements and related consolidated financial statement schedule of WorldGate Communications, Inc. as of December 31, 2005 and for the year ended December 31, 2005 and our report dated March 23, 2006 with respect to our audit of management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of WorldGate Communications, Inc. as of December 31, 2005 appearing in the Annual Report on Form 10-K of WorldGate Communications, Inc. for the year ended December 31, 2005.  We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

Our report on the effectiveness of internal control over financial reporting expressed an adverse opinion because of the existence of a material weakness.

/s/ Marcum & Kliegman LLP

Melville, New York
September 6, 2006